Exhibit 99.3

HSBC BANK USA, NATIONAL ASSOCIATION

95 Washington Street

Buffalo, New York 14203

As of March 24, 2014

Graham Corporation

20 Florence Ave

Batavia, New York 14020

Attn: Jeffrey F. Glajch, Chief Financial Officer

Dear Mr. Glajch:

HSBC Bank USA, National Association (“Bank”) is pleased to advise you that subject to the terms and conditions this letter agreement (“Letter” or “Agreement”), we are prepared to extend to Graham Corporation (“Company”) an uncommitted discretionary demand line of credit of up to an aggregate amount of $5,000,000.00 (“Maximum Amount”) to be used solely for the issuance of standby letters of credit (the “Facility”). This Facility is subject to the provisions set forth in this Agreement and in the other documents entered into in connection with this Facility.

In no event shall the aggregate stated amount of all outstanding letters of credit issued pursuant to the Facility, at any time, exceed the Maximum Amount, provided, however, that the aggregate stated amount of all outstanding letters of credit issued pursuant to the Facility with terms greater than two years shall not, at any time, exceed $750,000.00.

Each standby letter of credit issued for Company’s account shall be issued only pursuant to Bank’s standard form of application for standby letter of credit and Bank’s standard form of standby letter of credit agreement (together, the “Application”), as executed by Company from time to time. The term of any standby letter of credit issued for Company’s account pursuant to the Facility shall not exceed four years. Company shall pay: (i) an annual facility fee in the amount of 0.375% per annum of the Maximum Amount, which annual facility fee shall be payable annually in advance to Bank; and (ii) a letter of credit issuance fee in the amount of the Applicable Percentage, as set forth the Pricing Grid on Schedule A to this Agreement and based on the Company’s ratio of Funded Debt to EBITDA as set forth in the most recent Covenant Compliance Certificate (as defined below) received by the Bank pursuant to this Agreement, of the face amount of any letter of credit, together with Bank’s customary fees and charges in connection with the issuance or payment of standby letters of credit. Any amounts due to Bank from Company under the Application shall bear interest payable on demand as set forth in the Application.

The Bank shall not incur any liability to the Company in acting upon any notice referred to above or upon any telephonic notice which the Bank believes in good faith to have been given by the Company or by any person authorized to borrow on behalf of the Company.

If any law, regulation or guideline or any change therein or interpretation or application thereof by any regulatory body, court, administrative or governmental authority charged with the interpretation or administration thereof, or compliance with any request, directive, ruling, decree, judgment or recommendation of any regulatory body, court, administrative or governmental authority now existing or hereafter adopted (whether or not having the force of law) imposes, modifies or deems applicable any capital adequacy, increased capital adequacy or similar requirement and the result is to increase the cost of, or reduce the rate of return on, the Bank’s capital as a consequence of this Facility, the Bank shall notify the Company of such fact. Upon notice from the Bank that there has been a change in such capital adequacy or similar requirements, the Company agrees to, and shall, pay to the Bank, on demand, such additional sums as will compensate the Bank for the effect of any change in such capital adequacy or similar requirements. No failure on the part of the Bank to demand compensation for any such increased costs shall constitute a waiver of the Bank’s right to demand such compensation at any time.

THE CONTINUING AVAILABILITY OF THIS FACILITY IS AT ALL TIMES SUBJECT TO BANK’S CONTINUING SATISFACTION, AS DETERMINED BY BANK IN ITS SOLE AND ABSOLUTE DISCRETION, WITH (a) THE BUSINESS, AFFAIRS AND FINANCIAL CONDITION OF THE COMPANY AND (b) COMPLIANCE BY THE COMPANY AND EACH PARTY EXECUTING AND DELIVERING DOCUMENTS TO US HEREUNDER OR OTHERWISE IN CONNECTION WITH THIS FACILITY, WITH THE TERMS AND PROVISIONS OF THIS LETTER AND EACH OF THE DOCUMENTS REFERRED TO HEREIN.

In addition, the continuing availability of this Facility is subject to:

(a) the Company furnishing to Bank:

i. Quarterly, within 50 days of each fiscal quarter-end:

(A)	Internally-prepared quarterly financial statements of the Company prepared on a consolidated basis; and

(B)	Covenant Compliance Certificate in accordance with the Bank’s format, certified by the President, Chief Financial Officer or Chief Executive Officer of the Company (each a “Covenant Compliance Certificate”).

ii. Annually, within 120 days of the Company’s fiscal year-end, audited financial statements of the Company prepared on a consolidated basis.

iii. Annually, within 60 days of the Company’s fiscal year-end, an annual operating budget of the Company, including financial projections, in form acceptable to the Bank.

iv. Such other information, including interim financial statements, concerning Company’s business, affairs, or financial condition as Bank may request from time to time; and

(b) Company’s compliance, on a consolidated basis, with the following covenants:

i.	Company shall maintain a ratio of Funded Debt to EBITDA (each as defined in Schedule B to this Letter) of not greater than 3.5 to 1.0, as of the end of each of the Company’s fiscal quarters, using the results of the twelve-month period ending with such fiscal quarter; and

ii.	Company shall maintain an Interest Coverage Ratio (as defined in Schedule B to this Letter) of not less than 4.0 to 1.0, as of the end of each of the Company’s fiscal quarters, using the results of the twelve-month period ending with such fiscal quarter.

All payments of principal, interest and fees payable by Company under this Facility shall be made in immediately available funds at Bank’s office at 95 Washington Street, Buffalo, New York and may be charged to any account Company maintains with us.

This Facility is further subject to Bank’s receipt in form satisfactory to Bank of (a) a certified copy of resolutions of Company’s Board of Directors authorizing Company’s execution, delivery and performance of this agreement (and the documents hereinafter referred to); (b) signature cards for Company’s authorized signatories; (c) an executed copy of Bank’s standard form of Standby Letter of Credit Agreement; and (d) all other documents, instruments and other agreements requested by Bank in form and substance satisfactory to Bank.

NO AMENDMENT, MODIFICATION OR WAIVER OF ANY PROVISION OF THIS AGREEMENT NOR CONSENT TO ANY DEPARTURE BY BANK THEREFROM SHALL BE EFFECTIVE, IRRESPECTIVE OF ANY COURSE OF DEALING, UNLESS THE SAME SHALL BE IN WRITING AND SIGNED BY BANK AND THEN SUCH WAIVER OR CONSENT SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH GIVEN.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. PLEASE NOTE THAT TO THE EXTENT ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT CONFLICT WITH THOSE CONTAINED IN ANY OF THE ABOVE-MENTIONED DOCUMENTS, THE TERMS AND PROVISIONS OF SUCH OTHER DOCUMENTS SHALL GOVERN.

COMPANY AND BANK AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENTS RELATING TO THIS FACILITY MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN ERIE COUNTY, NEW YORK.

ANYTHING IN THIS AGREEMENT OR ANY OTHER DOCUMENTS RELATING TO THIS FACILITY TO THE CONTRARY NOTWITHSTANDING, THE ENUMERATION IN THIS AGREEMENT OR IN SUCH OTHER DOCUMENTS OF SPECIFIC OBLIGATIONS TO BANK AND/OR CONDITIONS TO THE AVAILABILITY OF THIS FACILITY SHALL NOT BE CONSTRUED TO QUALIFY, DEFINE OR OTHERWISE LIMIT BANK’S RIGHT, POWER OR ABILITY, AT ANY TIME, UNDER APPLICABLE LAW, TO MAKE DEMAND FOR PAYMENT OF THE ENTIRE OUTSTANDING PRINCIPAL OF AND INTEREST DUE UNDER THIS FACILITY OR BANK’S RIGHT NOT TO MAKE ANY EXTENSION OF CREDIT UNDER THIS FACILITY AND COMPANY AGREES THAT COMPANY’S BREACH OF OR DEFAULT UNDER ANY SUCH ENUMERATED OBLIGATIONS OR CONDITIONS IS NOT THE ONLY BASIS FOR DEMAND TO BE MADE OR FOR A REQUEST FOR AN EXTENSION OF CREDIT TO BE DENIED, AS COMPANY’S OBLIGATION TO MAKE PAYMENT SHALL AT ALL TIMES REMAIN A DEMAND OBLIGATION. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THIS AGREEMENT DOES NOT CREATE A COMMITMENT OR OBLIGATION TO LEND BY BANK AND COMPANY ACKNOWLEDGES THAT BANK HAS NO OBLIGATION TO LEND.

EACH OF COMPANY AND BANK HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT IN ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS RELATING TO THIS FACILITY. COMPANY ALSO HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY CLAIM OF LACHES OR SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

Bank hereby notifies Company that pursuant to the requirements of the USA Patriot Act of 2001 (the “USA Patriot Act”), Bank is required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow Bank to identify Company in accordance with the USA Patriot Act, and Company agrees to provide such information from time to time to Bank.

Company represents that Company and its subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act. Company hereby agrees that no part of the proceeds of the Facility will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Neither Company nor any director, officer, agent, employee or affiliate or subsidiary of Company, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Company will not directly or indirectly use the proceeds of the Facility or otherwise knowingly make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

[Signature Page Follows]

If this agreement is acceptable to you, please sign and return this letter and the other documents referred to above within two weeks from the date of this letter.

Very truly yours,

HSBC Bank USA, National Association

By:	/s/ Joseph W. Burden
Joseph W. Burden
Vice President

AGREED TO AND ACCEPTED:

GRAHAM CORPORATION

By:	/s/ Jeffrey Glajch
Name:	Jeffrey Glajch
Title:	Chief Financial Officer

SCHEDULE A

Level	Funded Debt to EBITDA Ratio	Applicable Percentage
Level I	> 3.00	1.25%
Level II	> 2.25 and < 3.00	1.00%
Level III	> 1.50 and < 2.25	1.00%
Level IV	> 1.00 and < 1.50	0.85%
Level V	< 1.00	0.75%

SCHEDULE B

Definitions

“EBIT” shall mean, for any period, net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, in each case for such period, computed and calculated in accordance with GAAP.

“EBITDA” shall mean, for any period, net income, plus interest expense, plus income taxes, plus depreciation, depletion, and amortization of intangible assets, plus other non-cash expenses, less non-cash income or plus loss from discontinued operations and extraordinary items, in each case for such period, computed and calculated in accordance with GAAP.

“Funded Debt” shall mean all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term debt.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States.

“Interest Coverage Ratio” shall mean the ratio of EBIT to interest expense.